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                                                                     EXHIBIT 8.1
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           [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]



                                                        December 10, 1997



Tyson Foods, Inc.
2210 West Oaklawn Drive
Springdale, Arkansas 72762


Ladies and Gentlemen:

          We have acted as counsel to Tyson Foods, Inc., ("Tyson"), a Delaware corporation, in connection with (i) the Merger, as defined and described in the Agreement and Plan of Merger among Tyson, HFI Acquisition Sub Inc., a Delaware corporation and newly formed, wholly owned subsidiary of Tyson ("HFI"), and Hudson Foods, Inc., a Delaware corporation ("Hudson"), dated as of September 4, 1997 (the "Merger Agreement") and (ii) the preparation and filing of the Registration Statement dated December 9, 1997 (the "Registration Statement"), which includes the Proxy Statement/Prospectus (the "Proxy Statement/ Prospectus"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended. Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Merger Agreement.

          In connection with this opinion, we have examined the Merger Agreement, the Proxy Statement/Prospectus and such other documents as we have deemed necessary or appropriate in order to enable us to render the opinion below. For purposes of this opinion, we have assumed (i) the validity and accuracy of the documents that we have
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Tyson Foods, Inc.
2210 West Oaklawn Drive
Springdale, Arkansas 72762
December 10, 1997
Page 2

examined and the facts concerning the Merger that have come to our attention during our engagement and (ii) that the Merger will be consummated in the manner described in the Merger Agreement and the Proxy Statement/Prospectus.

          Subject to the assumptions set forth above and the assumptions and qualifications set forth in the discussion in the Proxy Statement/Prospectus under the heading "Certain U.S. Federal Income Tax Considerations" (the "Discussion"), we hereby confirm the opinion of Skadden, Arps, Slate, Meagher & Flom LLP set forth in the Discussion. We express no opinion as to whether the Discussion addresses all of the U.S. federal income tax consequences of the Merger. In addition, we express no opinion as to the U.S. federal, state, local, foreign or other tax considerations, other than as set forth in the Discussion. Further, there can be no assurances that the opinion expressed herein will be accepted by the IRS or, if challenged, by a court. This opinion is delivered in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act.

          In rendering our opinion, we have considered the applicable provisions of the Code, Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the IRS and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time (possibly with retroactive effect). A change in the authorities or the inaccuracy of any of the information, documents, representations or assumptions on which our opinion is based could affect our conclusions. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retro-active effect) (i) in applicable law or (ii) that would cause


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Tyson Foods, Inc.
2210 West Oaklawn Drive
Springdale, Arkansas 72762
December 10, 1997
Page 3

any information, document, representation or assumption stated herein to be untrue or incorrect.

          This letter is furnished to you solely for use in connection with the Merger, as described in the Merger Agreement, and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our ex press written permission. In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings "Certain U.S. Federal Income Tax Considerations," "The Merger Agreement -- Conditions to Consummation of the Merger" and "Legal Opinions" in the Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                              Very truly yours,

                              /s/ Skadden, Arps, Slate, Meagher & Flom LLP